News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
July 23, 2019	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2nd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2019. Net income for the three months ending June 30, 2019 was $12.6 million compared to $15.3 million for the same period of 2018. Diluted net income per common share of $1.02 compared to $1.25 for the same period of 2018. The Corporation's 2018 results included a recovery of a security previously written down for other than temporary impairment which contributed $6.9 million to pre-tax income. Return on assets for the three months ended June 30, 2019 was 1.66% compared to 2.05% for the three months ended June 30, 2018.

The Corporation further reported net income of $22.3 million for the six months ended June 30, 2019 versus $24.2 million for the comparable period of 2018. Diluted net income per common share for the six months ended June 30, 2019 was $1.81 versus $1.98 for the comparable period of 2018. Return on assets for the six months ended June 30, 2019 was 1.47% compared to 1.63% for the six months ended June 30, 2018.

Average total loans for the second quarter of 2019 were $1.98 billion versus $1.92 billion for the comparable period in 2018, an increase of $63.5 million or 3.31%. Total loans outstanding increased $81.6 million, or 4.23%, from $1.93 billion as of June 30, 2018 to $2.01 billion as of June 30, 2019. On a linked quarter basis, average total loans increased $6.7 million from $1.97 billion for the quarter ending March 31, 2019.

Average total deposits for the quarter ended June 30, 2019 were $2.46 billion versus $2.47 billion as of June 30, 2018. Total deposits were $2.46 billion as of June 30, 2019 compared to $2.45 billion as of June 30, 2018.

Book Value per share was $38.88 at June 30, 2019 compared to $34.25 at June 30, 2018. Shareholders equity at June 30, 2019 was $477.8 million compared to $419.7 million on June 30, 2018. The company’s tangible common equity to tangible asset ratio was 14.97% at June 30, 2019, compared to 14.05% at June 30, 2018.

Net interest income for the second quarter of 2019 was $29.8 million compared to $30.7 million reported for the same period of 2018, which included $2.4 million of pre-tax interest income from the previously mentioned recovery. The net interest margin for the quarter ended June 30, 2019 was 4.33% compared to 4.58% reported at June 30, 2018.

Nonperforming loans as of June 30, 2019 were $15.2 million versus $18.9 million as of June 30, 2018. The ratio of nonperforming loans to total loans and leases was 0.76% as of June 30, 2019 versus 0.98% as of June 30, 2018.

Net charge-offs were $940 thousand for the second quarter of 2019 compared to $1.5 million in the same period of 2018. The Corporation’s allowance for loan losses as of June 30, 2019 was $20.3 million compared to $20.1 million as of June 30, 2018. The allowance for loan losses as a percent of total loans was 1.01% as of June 30, 2019 compared to 1.04% at June 30, 2018.

Non-interest income for the three months ended June 30, 2019 and 2018 was $9.7 million and $13.0 million, respectively. Non-interest income included $4.5 million from the previously mentioned recovery.

Non-interest expense for the three months ended June 30, 2019 was $23.5 million compared to $22.7 million in 2018, which includes $276 thousand of expenses related to the acquisition of HopFed Bancorp. The Corporation’s efficiency ratio was 58.06% for the quarter ending June 30, 2019 versus 50.80% for the same period in 2018.

Income tax expense for the three months ended June 30, 2019 was $3.20 million versus $4.35 million for the same period in 2018. The effective tax rate for 2019 was 19.59% compared to 20.61% for 2018.

Norman L. Lowery, President and Chief Executive Officer, commented “We experienced a solid second quarter, which provided continued loan growth, an increase in net interest income, and improvement in asset quality.”

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute in Indiana.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
END OF PERIOD BALANCES
Assets	$3,064,212	$3,025,565	$2,968,048	$3,064,212	$2,968,048
Deposits	$2,463,018	$2,419,556	$2,454,335	$2,463,018	$2,454,335
Loans, including net deferred loan costs	$2,010,198	$1,984,053	$1,928,572	$2,010,198	$1,928,572
Allowance for Loan Losses	$20,250	$20,960	$20,071	$20,250	$20,071
Total Equity	$477,820	$462,796	$419,695	$477,820	$419,695
Tangible Common Equity (a)	$442,496	$427,358	$383,916	$442,496	$383,916

AVERAGE BALANCES
Total Assets	$3,033,788	$3,004,056	$2,973,295	$3,018,922	$2,976,448
Earning Assets	$2,836,110	$2,824,524	$2,784,128	$2,830,317	$2,787,091
Investments	$851,723	$850,749	$865,694	$851,236	$871,229
Loans	$1,978,991	$1,972,333	$1,915,532	$1,975,662	$1,911,825
Total Deposits	$2,464,212	$2,428,164	$2,467,426	$2,446,188	$2,458,657
Interest-Bearing Deposits	$2,032,886	$1,999,272	$2,041,391	$2,016,079	$2,034,986
Interest-Bearing Liabilities	$39,269	$71,923	$34,539	$55,596	$44,507
Total Equity	$471,156	$450,666	$420,092	$460,911	$417,216

INCOME STATEMENT DATA
Net Interest Income	$29,752	$29,426	$30,684	$59,178	$58,157
Net Interest Income Fully Tax Equivalent (b)	$30,721	$30,401	$31,694	$61,122	$60,147
Provision for Loan Losses	$230	$1,470	$1,355	$1,700	$2,828
Non-interest Income	$9,743	$7,636	$12,961	$17,379	$21,064
Non-interest Expense	$23,492	$23,693	$22,683	$47,185	$45,894
Net Income	$12,569	$9,682	$15,261	$22,251	$24,214

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.02	$0.79	$1.25	$1.81	$1.98
Cash Dividends Declared Per Common Share	$0.52	$—	$0.51	$0.52	$0.51
Book Value Per Common Share	$38.88	$37.66	$34.25	$38.88	$34.25
Tangible Book Value Per Common Share (c)	$35.46	$34.77	$31.12	$36.00	$31.33
Basic Weighted Average Common Shares Outstanding	12,290	12,282	12,255	12,286	12,252

(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Return on average assets	1.66%	1.29%	2.05%	1.47%	1.63%
Return on average common shareholder's equity	10.67%	8.59%	14.53%	9.66%	11.61%
Efficiency ratio	58.06%	62.29%	50.80%	60.11%	56.51%
Average equity to average assets	15.53%	15.00%	14.13%	15.27%	14.02%
Net interest margin (a)	4.33%	4.31%	4.58%	4.32%	4.32%
Net charge-offs to average loans and leases	0.49%	0.19%	0.32%	0.19%	0.28%
Loan and lease loss reserve to loans and leases	1.01%	1.06%	1.04%	1.01%	1.04%
Loan and lease loss reserve to nonperforming loans	133.14%	130.28%	106.39%	133.14%	106.39%
Nonperforming loans to loans and leases	0.76%	0.81%	0.98%	0.76%	0.98%
Tier 1 leverage	14.83%	14.83%	14.05%	14.83%	14.05%
Risk-based capital - Tier 1	18.65%	18.65%	18.09%	18.65%	18.09%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Accruing loans and leases past due 30-89 days	$8,296	$11,402	$7,741	$8,296	$7,741
Accruing loans and leases past due 90 days or more	$683	$507	$1,273	$683	$1,273
Nonaccrual loans and leases	$9,985	$10,808	$10,773	$9,985	$10,773
Total troubled debt restructuring	$4,541	$4,774	$6,819	$4,541	$6,819
Other real estate owned	$498	$857	$497	$498	$497
Nonperforming loans and other real estate owned	$15,707	$16,946	$19,362	$15,707	$19,362
Total nonperforming assets	$19,040	$20,240	$22,812	$19,040	$22,812
Gross charge-offs	$1,906	$2,109	$2,270	$4,015	$4,344
Recoveries	$966	$1,163	$745	$2,129	$1,678
Net charge-offs/(recoveries)	$940	$946	$1,525	$1,886	$2,666

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Cash and due from banks	$60,884	$74,388
Federal funds sold	2,200	—
Securities available-for-sale	791,537	784,916
Loans:
Commercial	1,188,283	1,166,352
Residential	461,616	443,670
Consumer	357,012	341,041
	2,006,911	1,951,063
(Less) plus:
Net deferred loan costs	3,287	2,925
Allowance for loan losses	(20,250)	(20,436)
	1,989,948	1,933,552
Restricted stock	10,412	10,390
Accrued interest receivable	13,877	13,970
Premises and equipment, net	45,662	46,554
Bank-owned life insurance	86,757	86,186
Goodwill	34,355	34,355
Other intangible assets	969	1,197
Other real estate owned	498	603
Other assets	27,113	22,607
TOTAL ASSETS	$3,064,212	$3,008,718

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$436,472	$431,923
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	57,470	42,284
Other interest-bearing deposits	1,969,076	1,962,520
	2,463,018	2,436,727
Short-term borrowings	60,492	69,656
Other liabilities	62,882	59,634
TOTAL LIABILITIES	2,586,392	2,566,017

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,632,323 in 2019 and 14,612,540 in 2018
Outstanding shares-12,290,212 in 2019 and 12,278,295 in 2018	1,826	1,824
Additional paid-in capital	77,173	76,774
Retained earnings	472,577	456,716
Accumulated other comprehensive loss	(4,282)	(23,454)
Less: Treasury shares at cost-2,342,111 in 2019 and 2,334,245 in 2018	(69,474)	(69,159)
TOTAL SHAREHOLDERS’ EQUITY	477,820	442,701
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,064,212	$3,008,718

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)
INTEREST INCOME:
Loans, including related fees	$27,533	$24,778	$54,287	$48,401
Securities:
Taxable	3,516	5,947	7,197	9,540
Tax-exempt	1,873	1,860	3,740	3,700
Other	337	318	651	639
TOTAL INTEREST INCOME	33,259	32,903	65,875	62,280
INTEREST EXPENSE:
Deposits	3,316	2,125	6,133	3,889
Short-term borrowings	158	88	481	187
Other borrowings	33	6	83	47
TOTAL INTEREST EXPENSE	3,507	2,219	6,697	4,123
NET INTEREST INCOME	29,752	30,684	59,178	58,157
Provision for loan losses	230	1,355	1,700	2,828
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	29,522	29,329	57,478	55,329
NON-INTEREST INCOME:
Trust and financial services	1,124	1,340	2,328	2,755
Service charges and fees on deposit accounts	2,735	2,846	5,359	5,731
Other service charges and fees	3,408	3,347	6,522	6,491
Securities gains, net	16	2	12	2
Gain on sales of mortgage loans	496	500	916	840
Other	1,964	4,926	2,242	5,245
TOTAL NON-INTEREST INCOME	9,743	12,961	17,379	21,064
NON-INTEREST EXPENSE:
Salaries and employee benefits	12,546	12,578	25,301	25,543
Occupancy expense	1,813	1,633	3,628	3,414
Equipment expense	1,751	1,650	3,568	3,343
FDIC Expense	199	223	339	450
Other	7,183	6,599	14,349	13,144
TOTAL NON-INTEREST EXPENSE	23,492	22,683	47,185	45,894
INCOME BEFORE INCOME TAXES	15,773	19,607	27,672	30,499
Provision for income taxes	3,204	4,346	5,421	6,285
NET INCOME	12,569	15,261	22,251	24,214
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	8,341	(4,682)	18,565	(11,883)
Change in funded status of post retirement benefits, net of taxes	304	281	607	(2,302)
COMPREHENSIVE INCOME	$21,214	$10,860	$41,423	$10,029
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.02	$1.25	$1.81	$1.98
Weighted average number of shares outstanding (in thousands)	12,290	12,255	12,286	12,252